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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Colonial Properties Trust
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Alabama                                    59-7007599
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


2101 Sixth Avenue North, Suite 750, Birmingham, Alabama           35203
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     (Address of Principal Executive Offices)                   (Zip Code)


    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /


    Securities Act registration statement file number to which this form relates: 333-38613

    Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                  Name of Each Exchange on Which
           to be so Registered                  Each Class is to be Registered
           -------------------                  ------------------------------

  9 1/4% Series C Cumulative Redeemable             New York Stock Exchange
Preferred Shares of Beneficial Interest,
        Par Value $.01 Per Share

    Securities to be registered pursuant to Section 12(g) of the Act: NOT APPLICABLE.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information set forth under the caption "Description of Series C Preferred Shares" in the Registrant's Prospectus Supplement dated June 14, 2001 and under the caption "Description of Preferred Shares of Beneficial Interest" in the Registrant's Prospectus dated June 12, 2001, filed simultaneously with the Commission on June 15, 2001 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-38613) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

ITEM 2.  EXHIBITS

         The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 19, 2001                          COLONIAL PROPERTIES TRUST


                                              By:  /s/ Howard B. Nelson, Jr.
                                                   ----------------------------
                                              Name:    Howard B. Nelson, Jr.
                                              Title:   Chief Financial Officer
                                                       and Secretary





                                       2
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                                  EXHIBIT INDEX

Exhibit Number                                               Description
--------------                                               -----------
     3.1*            Declaration of Trust of the Company, as amended, including the Articles Supplementary designating the 9 1/4% Series C Cumulative Redeemable Preferred Shares of Beneficial
                     Interest.





* Incorporated by reference to the Company's Current Report on Form 8-K dated June 19, 2001.